SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: 6-21-2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 2.01         Completion of Acquisition or Disposition of Assets

On June 20, 2005, the Registrant issued a press release announcing that Gold Bank, a subsidiary of the Registrant, had completed the previously announced sale of five central Oklahoma branches in Enid, El Reno, Hennessey, Kingfisher and Oklahoma City, Oklahoma to Olney Bancshares of Texas, Inc., which will operate the banks under Rose Rock Bank. The transaction was completed on June 17, 2005. Mick Aslin, President and Chief Executive Officer of the Registrant stated, “The completion of this sale is yet another step toward achievement of our long-term strategic goal — focusing on high-growth metropolitan markets. Capital gained in these sales will be invested in our high-growth markets in Florida and the Kansas City metropolitan area. We continue to own and operate three Tulsa, Oklahoma locations and are pleased with our management team, growth and prospects in that market.” The combined deposits of the five branches involved in the completed transactions are approximately $336.7 million, with total loans of approximately $345.5 million. Gold Bank received approximately $34 million premium less appropriate closing expenses for the sale of the branches.

The Registrant will announce second quarter earnings after the close of business Wednesday July 13, 2005. The quarterly earnings conference call will be held at 7:30 a.m. CDT, Thursday July 14, 2005 – dial in information for the conference call will be included in the earnings release.

The press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

99.1    Press Release, dated June 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: June 21, 2005	By:	/s/ Richard J. Tremblay
Richard J. Tremblay Chief Financial Officer